UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2017

Molecular Templates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32979	94-3409596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9301 Amberglen Blvd, Suite 100 Austin, TX		78729
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 869-1555

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

Eric E. Poma, Ph.D.

On October 9, 2017, the Board of Directors (the “Board”) of Molecular Templates, Inc. (the “Company”) upon recommendation of the Compensation Committee of the Board (the “Compensation Committee”) approved the following compensation adjustments and an equity award for Eric E. Poma, Ph. D., Chief Executive Officer and Chief Scientific Officer: (i) an increase in Dr. Poma’s annual base salary from $412,000 to $500,000, effective as of August 1, 2017; (ii) an increase in Dr. Poma’s target annual cash bonus amount from a range of 35%-50% of base salary to 50% of base salary which increased target amount shall be effective commencing with the fourth quarter of 2017; and (iii) an option to purchase 275,000 shares of the Company’s common stock, at an exercise price of $9.40, the closing price of our common stock on the date of grant, which will vest and become exercisable over four years, 25% of which will vest one year from the grant date and 1/36th of the remaining shares will vest each month thereafter.

Jason Kim

On October 9, 2017, the Board approved upon recommendation of the Compensation Committee the following compensation adjustments and an equity award for Jason S. Kim, President and Chief Operating Officer: (i) an increase in Mr. Kim’s annual base salary from $334,750 to $390,000, effective as of August 1, 2017; (ii) an increase in Mr. Kim’s target annual cash bonus amount from a range of 35%-50% of base salary to 40% of base salary which increased target amount shall be effective commencing with the fourth quarter of 2017; and (iii) an option to purchase 137,500 shares of the Company’s common stock, at an exercise price of $9.40, the closing price of our common stock on the date of grant, which will vest and become exercisable over four years, 25% of which will vest one year from the grant date and 1/36th of the remaining shares will vest each month thereafter.

2014 Equity Incentive Plan

On July 31, 2017, at a special meeting of stockholders, our stockholders approved an amendment to the 2014 Equity Incentive Plan to, among other things, (i) increase the total number of shares of common stock available for grant of awards under the 2014 Equity Incentive Plan by an additional 1,363,636 shares (which increase reflects an 11-for-1 reverse stock split of the common stock effective August 1, 2017), and (ii) revise the Internal Revenue Code Section 162(m) share limits under the 2014 Equity Incentive Plan. A description of the material features of the 2014 Equity Incentive Plan and related matters are set forth in a Form S-4 registration statement (File No. 333-217993) declared effective by the Securities and Exchange Commission on June 30, 2017 (the “Registration Statement”), under the heading “Proposal 3: Approval of the Amendment to the Threshold 2014 Equity Incentive Plan,” and is incorporated herein by reference. Such description is qualified in its entirety by reference to the actual terms of the 2014 Equity Incentive Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.

On October 9, 2017, the Board, upon the recommendation of the Compensation Committee, approved an amendment and restatement of the Company’s Non-Employee Director Compensation Policy (the “Policy”) effective as of October 9, 2017. A copy of the Amended and Restated Non-Employee Director Compensation Policy is being filed with this Current Report on Form 8-K as Exhibit 10.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1+	2014 Equity Incentive Plan, as amended.

10.2+	Amended and Restated Non-Employee Director Compensation Policy, adopted by the Board of Directors of the Company on October 9, 2017.

+	Indicates a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Molecular Templates, Inc.

Dated: October 13, 2017

	By:	/s/ Eric E. Poma
		Name:	Eric E. Poma, Ph.D.
		Title:	Chief Executive Officer & Chief Scientific Officer

4